UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2015

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 432-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2015, American Eagle Outfitters, Inc. (the “Company”) issued a press release announcing the appointment of Jay L. Schottenstein as Chief Executive Officer of the Company effective immediately. Mr. Schottenstein will continue as Executive Chairman of the Board of Directors. Mr. Schottenstein served as Interim Chief Executive Officer since January 2014. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In connection with the removal of Mr. Schottenstein’s interim title, the Compensation Committee (the “Committee”) of the Board of Directors determined to adjust Mr. Schottenstein’s Fiscal 2015 target incentive bonus percentage. Mr. Schottenstein will receive an increase in his target incentive bonus percentage from 150% to 175% of his base salary (with a corresponding increase in his maximum incentive bonus percentage from 300% to 350% of his base salary) prorated for Fiscal 2015 based on the effective date of his appointment. Mr. Schottenstein is eligible to receive an annual incentive cash bonus under the Company’s 2014 Stock Award and Incentive Plan (the “2014 Plan”). The 2014 Plan conditions the payment of the bonus on achievement of pre-determined objective performance goals established by the Committee.

The Committee also determined Mr. Schottenstein’s compensation for Fiscal 2016 as follows:

-	Annual base salary of $1,500,000 (no change from Fiscal 2015);

-	Eligibility to receive an annual incentive cash bonus under the 2014 Plan with a target incentive bonus of 175% of his base salary and a maximum bonus of 350% of his base salary. The 2014 Plan conditions the payment of the bonus on achievement of pre-determined objective performance goals established by the Committee;

-	A grant of time-based restricted stock units under the 2014 Plan with a value of $1,050,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the grant date, which vests in equal increments on the first three anniversaries of the grant date; and

-	A grant of long-term performance restricted stock units (“PSP RSU”) under the 2014 Plan with a target value of $2,450,000 based on the closing price of the Company’s common stock on the New York Stock Exchange on the grant date. The number of PSP RSU’s which vest will be between 0-150% of the target, based upon the achievement of the Company performance goals established by the Committee for the three year period Fiscal 2016 – Fiscal 2018.

The information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K, including Mr. Schottenstein’s biographical information, existing compensation arrangements in connection with his role as Interim Chief Executive Officer and Executive Chairman of the Company’s Board of Directors and information relating to related party transactions have been previously reported in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the U.S. Securities and Exchange Commission on April 22, 2015, which information is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated December 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Date: December 2, 2015	By:	/s/ Charles P. Sandel
Charles P. Sandel
Senior Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 2, 2015